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                                                                    EXHIBIT 23.2





           Consent of McGladrey & Pullen, LLP Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Country Bank Shares Corporation 1995 Non-Qualified Stock Option Agreements, of our report, dated as of January 20, 1997, with respect to the consolidated financial statements and schedules of AMCORE Financial, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                  McGLADREY & PULLEN, LLP





Rockford, Illinois
August 15, 1997